As filed with the Securities and Exchange Commission on December 1, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

DEHAIER MEDICAL SYSTEMS LIMITED
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 908, East Plaza
No. 15 West 4th Ring North Road
Haidian District, Beijing, 100195
+86 (10) 5166-0080
(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices)
CT Corporation System 111 Eighth Avenue New York, New York 10011 (800) 624-0909 (Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Bradley A. Haneberg, Esq.
Anthony W. Basch, Esq.
Two James Center
1021 East Cary Street, Suite 1400
Richmond, Virginia 23219
Fax: 804-771-5777

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☒
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(1)(2)(4)	Proposed Maximum Offering Price Per Unit(1)(3)	Proposed Maximum Aggregate Offering Price(1)(3)(4)	Amount of Registration Fee(4)(5)
Common shares, par value $0.002731
Debt Securities(6)
Share Purchase Contracts and Share Purchase Units(7)
Warrants(8)
Rights(9)
Units(10)
Total			$25,000,000	$2,865

(1)
There are being registered hereunder such indeterminate number of (i) common shares, (iii) debt securities, (iv) share purchase contracts and share purchase units, (v) warrants, (vi) rights and (vii) units, as shall have an aggregate initial offering price not to exceed $25,000,000 or such lesser aggregate amount permitted under General Instruction I.B.6 to Form S-3 under the Securities Act. Such indeterminate amounts may from time to time be issued at indeterminate prices, in U.S. Dollars. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This registration statement also includes such presently indeterminate number of securities as may be issuable from time to time upon conversion or upon exercise of, or in exchange for, any such convertible or exchangeable securities registered hereunder or pursuant to the anti-dilution provisions of any such securities.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, the securities offered hereby shall be deemed to cover additional securities to be offered to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)
The proposed maximum per unit and aggregate offering prices per security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)
The amount to be registered, proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price are not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act. The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(5)	With respect to securities to be offered for sale by the Registrant in the primary offering, the registration fee is calculated in accordance with Rule 457(o) of the Securities Act of 1933.
(6)	May include senior or subordinated debt.
(7)
Share purchase contracts to purchase common shares or other securities registered hereunder. Share purchase contracts may be issued separately or as share purchase units. Share purchase units may consist of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts.

(8)
Warrants may entitle the holder to purchase our debt securities, common shares or any combination thereof. Warrants may be issued independently or together with common shares, debt securities or any combination thereof, and the warrants may be attached to or separate from such securities.

(9)	Rights evidencing the right to purchase common shares or debt securities.
(10)	Each unit may consist of one or more of the other securities described in this prospectus in any combination.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November30, 2011

DEHAIER MEDICAL SYSTEMS LIMITED

$25,000,000

Common Shares, Share Purchase Contracts, Share Purchase Units,
Debt Securities, Warrants, Rights and Units

We may offer and sell, from time to time in one or more offerings on terms we may determine at the time of offering, any combination of debt securities, common shares, warrants, rights, share purchase contracts, share purchase units or units having an aggregate initial offering price of up to $25,000,000.

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. Before you invest, we urge you to read carefully this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 31 of this prospectus.

Our common shares are listed on the NASDAQ Capital Market under the symbol “DHRM”. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our common shares on any securities exchange.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the risk factors beginning on page 3 of this prospectus and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission British Virgin Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2011

Table of Contents

Prospectus Summary	1

Our Company	2

General Description of the Securities We May Offer	2

Risk Factors	3

Special Note Regarding Forward-Looking Statements	18

Use of Proceeds	18

Description of Share Capital	18

Description of Debt Securities	19

Description of Warrants	28

Description of Units	29

Description of Share Purchase Contracts and Share Purchase Units	30

Description of Rights	30

Plan of Distribution	31

Ratio of Earnings to Fixed Charges	33

Legal Matters	33

Experts	33

Enforceability of Civil Liabilities Under United States Federal Securities Laws and Other Matters	34

Where You Can Find More Information	34

Information Incorporated by Reference	35

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

Prospectus Summary

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a shelf registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $25,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

Except as otherwise indicated by the context, references in this prospectus to:

•
the terms “we,” “us,” “our company” and “our” refer to (i) Dehaier Medical Systems Limited, a British Virgin Islands company, (ii) Beijing Dehaier Medical Technology Company Limited, a PRC company, (iii) De-haier Medical Systems (Hong Kong) Limited, a Hong Kong company and (iv) Beijing Dehaier Technology Company Limited, a PRC company. For purposes of clarity, where the context requires us to differentiate between the entities generally referred to collectively as “our company”, and for purposes of this prospectus only: “Dehaier” refers to Dehaier Medical Systems Limited, a British Virgin Islands business company with limited liability. “DHK” refers to De-haier Medical Systems (Hong Kong) Limited, our wholly-owned subsidiary in Hong Kong. “BDL” refers to Beijing Dehaier Medical Technology Company Limited, our PRC operating subsidiary, of which Dehaier owns 99% and BTL owns the remaining 1% of equity. “BTL” refers to Beijing Dehaier Technology Company Limited, a PRC company controlled by our chief executive officer, Mr. Ping Chen. BTL owns approximately 1% of BDL’s equity.

•	all references to “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States; and
•	“China” and “PRC” refer to the People’s Republic of China, and for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau.

Our Company

Our business consists of the marketing and sale of home respiratory and oxygen homecare products and services as well as other medical devices in China. We develop and assemble some of our branded products from components manufactured by third parties according to our specifications. We do not manufacture these components ourselves. In addition to our branded products, we also sell a variety of products developed, manufactured and assembled by third parties, which we refer to in this prospectus as our distributed products.

We sell the majority of our branded and distributed products to distributors, and a very small amount to other end users. Distributors, however, sell their products to the same end users, which include hospitals, clinics and individuals.

We have contractual distribution relationships with over 2,000 independent distributors, keep close relationships with 3,000 hospitals and employ 70 direct sales and sales support personnel. We distribute our medical products through more than 20 offices  in different regions of China, and we leverage our customer experience centers to distribute homecare products to our customers. We have begun to develop our business internationally by entering distribution relationships with third parties and employing our own direct sales force. We have recently established an oxygen therapy center in Beijing to deliver oxygen and cross-sell homecare products through this platform.

General Description of the Securities We May Offer

We may offer our common shares, share purchase contracts, share purchase units, debt securities, warrants, rights or units, with a total value of up to $25,000,000 from time to time under this prospectus at prices and on terms to be determined by our board of directors and based on market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	Designation or classification;
•	Aggregate offering price;
•	Rates and times of payment of dividends, if any;
•	Redemption, conversion, exercise and exchange terms, if any;
•	Restrictive covenants, if any;
•	Voting or other rights, if any;
•	Conversion prices, if any; and
•	Material U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

Risk Factors

Risks Related to Our Business

Our quarterly revenues and operating results are difficult to predict and could fall below investor expectations, which could cause the trading price of our common shares to decline.

Our quarterly revenues and operating results have fluctuated in the past and may continue to fluctuate significantly depending upon numerous factors. In particular, during the period from April to May, we generally experience an increase in revenues associated with our attendance at the China International Medical Equipment Fair, the largest exhibition of medical equipment, related products and services in Asia-Pacific region. This fair occurs in the spring each year. In addition, we generally experience an increase in revenues in the period from September through November. This increase is associated with hospital purchasing designed to extinguish governmental budgets prior to the fiscal year end. We believe that our first quarter performance will generally decline as a result of the lack of business conducted during the Chinese Lunar New Year Holiday. To the extent our financial performance fluctuates significantly, investors may lose confidence in our business and the price of our common shares could decrease.

We may fail to effectively develop and commercialize new products and services, which could materially and adversely affect our business, financial condition, results of operations and prospects.

The respiratory and oxygen homecare market is developing rapidly and related technology trends are constantly evolving. This results in the frequent introduction of new products andservices, short product life cycles and significant price competition. Consequently, our future success depends on our ability to anticipate technology development trends and identify, develop and commercialize in a timely and cost-effective manner the new and advanced products that our customers demand. New products contribute significantly to our revenues. Moreover, it may take an extended period of time for our new products to gain market acceptance, if at all. Furthermore, as the life cycle for a product matures, the average selling price generally decreases. In the future, we may be unable to offset the effect of declining average sales prices through increased sales volume and controlling product costs. Lastly, during a product’s life cycle, problems may arise regarding regulatory, intellectual property, product liability or other issues that may affect the product’s continued commercial viability.

We sell our products primarily to distributors, and our ability to add distributors will impact our revenue growth. Failure to maintain or expand our distribution network would materially and adversely affect our business.

We depend on sales to distributors for a significant majority of our revenues. Our distributors purchase all products ordered regardless of whether the products are ultimately sold. Products are not purchased by distributors on consignment, and distributors have no right to return unsold products. As our existing distributor agreements expire, we may be unable to renew such agreements on favorable terms or at all, and we do not own, employ or control these independent distributors. Furthermore, we actively manage our distribution network and regularly review the performance of each distributor. We may terminate agreements with distributors, without penalty, if we are not satisfied with their performance for any reason. We periodically terminate relationships with underperforming exclusive distributors. Our distributors may also terminate their relationship with us without penalty. When an exclusive distributor in a particular geographic area fails to meet our expectations, then we are economically incentivized to replace that distributor with a new distributor so that area can be served as well as possible. We occasionally terminate a relationship with a non-exclusive distributor and are more likely to simply appoint another one; however, we have found that in some instances we are better served to replace an underperforming non-exclusive distributor with an exclusive distributor. Additionally, we have found that even in cases where there may not be an economic incentive to terminate a non-exclusive distributor, having the ability to replace a distributor often motivates distributors to increase their efforts to meet our expectations. This policy may make us less attractive to some distributors. In addition, we compete for distributors with other leading medical device companies who may enter into long-term distribution agreements, effectively preventing many distributors from selling our products. As a result, a significant amount of time and resources must be devoted to maintaining and growing our distribution network. Any disruption in our distribution network could have negative effects on our ability to sell our products, which would in turn materially and adversely affect our business, financial condition and results of operations.

We sell products for some of our competitors, some of which compete with our branded products.

We serve as a distributor for other companies’ medical products and also sell medical products that we developed. While we rely on other suppliers’ products for some of our revenues, our self-developed products may, from time to time, compete with these suppliers’ products. Some of our suppliers may seek to restrict our ability sell competing products—either self-developed or developed by other third party suppliers—as a condition of serving as a distributor for their products. Where we are permitted to sell competing products, we may find that sales of a supplier’s products reduce demand for our self-developed products. Where our agreements with suppliers limit our ability to sell competing branded products, we may have to forego developing potentially profitable products. Any of these results could materially harm our business.

We rely on some of our competitors to supply component parts for our branded products.

We obtain some components from companies that are competitors in our market, such as IMD. We are not reliant on these competitors for such components and believe we could obtain these components from other suppliers. We do, however, provide detailed technical specifications to these competitors for use in producing components for our branded products. If these companies were to reverse-engineer or otherwise misappropriate such information, our business could be materially harmed.

Although we do not own or control our distributors, the actions of these distributors may affect our business operations or our reputation in the marketplace.

Our distributors are independent from us, and as such, our ability to effectively manage their activities is limited. Distributors could take any number of actions that could have material adverse effects on our business. If we fail to adequately manage our distribution network or if distributors do not comply with our distribution agreements, our corporate image could be tarnished among end users, disrupting our sales. Furthermore, we could be liable for actions taken by our distributors, including any violations of applicable law in connection with the marketing or sale of our products, including China’s anti-corruption laws. Recently, the PRC government has increased its anti-bribery efforts in the healthcare sector to reduce improper payments received by hospital administrators and doctors in connection with the purchase of pharmaceutical products and medical devices. Our distributors may violate these laws or otherwise engage in illegal practices with respect to their sales or marketing of our products. If our distributors violate these laws, we could be required to pay damages or fines, which could materially and adversely affect our financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our shares could be adversely affected if our company becomes the target of any negative publicity as a result of actions taken by our distributors.

We plan to expand our homecare and technical service products internationally and hope to become a leader in selected international markets. Such expansion can be difficult and time consuming, and if unsuccessful our future profits would be materially and adversely affected.

While we currently operate primarily in China, we envision competing in selected international markets with our homecare and technical service products. We intend to enter into markets in which we have limited or no experience and in which our brand may be less recognized. We plan to devote significant resources to marketing and promoting our brand internationally and attracting distributors in foreign markets. Success in international markets will depend on our ability to attract a sufficient number of distributors suitable for selling our branded products. Furthermore, in new markets we may fail to anticipate competitive conditions that are different from those in our existing markets. These competitive conditions may make it difficult or impossible for us to operate effectively in these markets.

Operation in international markets will also expose us to many other risks, including but not limited to:

•	political instability;
•	economic instability and recessions;
•	changes in tariffs;
•	difficulties of administering foreign operations generally;
•	limited protection for intellectual property rights;
•	obligations to comply with a wide variety of foreign laws and other regulatory requirements;
•	financial condition, expertise and performance of international distributors;
•	export license requirements;
•	unauthorized re-export of our branded products;
•	inability to purchase our distributed products from international suppliers at competitive prices;
•	potentially adverse tax consequences; and
•	inability to effectively enforce contractual or legal rights.

We are highly dependent on our key personnel such as key executives and research and development personnel.

We are highly dependent on the continued service of our key executives and other key personnel. In particular, we substantially rely on our chairman and chief executive officer Mr. Ping Chen to manage our business and operations. We also rely on key research and development personnel for the development of new products. In addition, we rely on customer service personnel for the installation and support of our products and on marketing and sales personnel, engineers and other personnel with technical and industry knowledge to market, sell, install and service our products. We have entered into standard one-year employment contracts with all of our officers and managers and other key personnel and one-year employment contracts with our other employees. These contracts prohibit our employees from engaging in any conduct or activity that would be competitive with our business during the course of their employment. Loss of any of our key personnel could severely disrupt our business. We may not be able to find suitable or qualified replacements, and will likely incur additional expenses in order to recruit and train any new personnel.

Competition for qualified management and key personnel in the medical technology field is intense and the pool of qualified candidates is limited. We not only compete with other medical device companies but also universities and other research institutions to attract and retain qualified personnel. This intense competition may force us to offer higher compensation and benefit packages in order to attract and retain the most qualified personnel. Our future success depends on our ability to attract and retain these individuals and failure to do so could result in severe disruptions to our business and growth.

Our business is subject to intense competition, which may reduce demand for our products and materially and adversely affect our business, financial condition, results of operations and prospects.

The medical device market is highly competitive, and we expect competition to intensify. Given the $585 billion stimulus initiative in China and its impact on healthcare, we expect the availability of healthcare to increase, as more hospitals and clinics are developed rurally.

We face direct competition from both domestic and international competitors across all product lines and price points. Our competitors also vary by product. Currently, in China our competitors include publicly traded and privately held multinational companies, such as RespironicsInc., ResMed Inc., and Covidien, as well as domestic Chinese companies such as Jiangsu Yuyue. As we expand into international markets, we expect that our competitors will primarily be publicly traded and privately held multinational companies. We also expect to face competition in international sales from companies that have local operations in the markets in which we sell our products. Some of our larger competitors may have:

•	greater financial and other resources;
•	larger variety of products;
•	more products that have received regulatory approvals;
•	greater pricing flexibility;
•	more extensive research and development and technical capabilities;
•	patent portfolios that may present an obstacle to our conduct of business;
•	greater knowledge of local market conditions where we seek to increase our international sales;
•	stronger brand recognition; and
•	larger sales and distribution networks.

As a result, we may be unable to offer products similar to, or more desirable than, those offered by our competitors, market our products as effectively as our competitors or otherwise respond successfully to competitive pressures. In addition, our competitors may be able to offer discounts on competing products as part of a “bundle” of non-competing products, systems and services that they sell to our customers, and we may not be able to profitably match those discounts. Our competitors may develop technologies and products that are more effective than those we currently offer or that render our products obsolete or uncompetitive. The timing of the introduction of competing products into the market could affect the market acceptance and market share of our products. As we expect demand for our products to increase along with the availability of healthcare, we must continue to focus on competitive pricing and innovation by being at the forefront of market trends and improving our product and service offerings. Our failure to compete successfully could materially and adversely affect our business, financial condition, results of operation and prospects.

Some of our internationally-based competitors may establish production or research and development facilities in China, while others may enter into cooperative business arrangements with Chinese manufacturers. If we are unable to develop competitive branded products, obtain regulatory approval or clearance and supply sufficient quantities to the market as quickly and effectively as our competitors, market acceptance of our branded products may be limited, which could result in decreased sales. In addition, we may not be able to maintain our branded product cost advantages.

We believe that corrupt practices in the medical device industry in China still occur. To increase sales, certain manufacturers or distributors of medical devices may pay kickbacks or provide other benefits to hospital personnel who make procurement decisions. Our company policy prohibits these practices by our direct sales personnel and our distribution agreements require our distributors to comply with applicable law. As a result, as competition intensifies in the medical device industry in China, we may lose sales, customers or contracts to competitors.

If we fail to accurately project demand for our products, we may encounter problems of inadequate supply or oversupply, which would materially and adversely affect our financial condition and results of operations, as well as damage our reputation and brand.

Our distributors typically order our products on a purchase order basis. We project demand for our products based on rolling projections from our distributors, our understanding of anticipated hospital procurement spending, and distributor inventory levels. Lack of significant order backlog and the varying sales and purchasing cycles of our distributors and other customers, however, make it difficult for us to forecast future demand accurately.

If we overestimate demand, we may purchase more distributed products or more unassembled parts or components for our branded products than we require. If we underestimate demand, our third party suppliers may have inadequate supply of distributed products or unassembled parts or product component inventories, which could interrupt the assembly process and delay shipments of our branded products, and could result in lost sales. In particular, we are seeking to reduce our procurement and inventory costs by matching our inventory closely with our projected product needs and by, from time to time, deferring our purchase of components in anticipation of supplier price reductions. As we seek to balance reduced inventory costs and assembly flexibility, we may fail to accurately forecast demand and coordinate our procurement and assembly to meet demand on a timely basis. Our inability to accurately predict our demand and to timely meet our demand could materially and adversely affect our financial conditions and results of operations as well as damage our reputation and corporate brand.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

Our growth strategy includes building our brand, increasing market penetration of our existing products, developing new products, increasing our targeting of the home respiratory market in China, and increasing our exports. Pursuing these strategies has resulted in, and will continue to result in substantial demands on management resources. In particular, the management of our growth will require, among other things:

•	continued enhancement of our research and development capabilities;
•	information technology system enhancement;
•	stringent cost controls and sufficient liquidity;
•	strengthening of financial and management controls and information technology systems; and
•	increased marketing, sales and support activities; and hiring and training of new personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

If we fail to obtain or maintain applicable regulatory clearances or approvals for our products, or if such clearances or approvals are delayed, we will be unable to commercially distribute and market our products at all or in a timely manner, which could significantly disrupt our business and materially and adversely affect our sales and profitability.

The sale and marketing of our products are subject to regulation in China. For a significant portion of our sales, we need to obtain and renew licenses and registrations with the SFDA. The processes for obtaining regulatory clearances or approvals can be lengthy and expensive, and the results are unpredictable. In addition, the relevant regulatory authorities may introduce additional requirements or procedures that have the effect of delaying or prolonging the regulatory clearance or approval for our existing or new products. If we are unable to obtain clearances or approvals needed to market existing or new branded products, or obtain such clearances or approvals in a timely fashion, our business would be significantly disrupted, and our sales and profitability could be materially and adversely affected. Similarly, if the third parties from which we buy our distributed products fail to obtain such clearance, we would be unable to sell such distributed products, and our sales and profitability could be materially and adversely affected.

We generate a significant portion of our revenues from a small number of products, and a reduction in demand for any of these products could materially and adversely affect our financial condition and results of operations.

We derive a substantial percentage of our revenues from a small number of products. We expect a small number of our key products will continue to account for a significant portion of our net revenues for the foreseeable future. As a result, continued market acceptance and popularity of these products is critical to our success, and a reduction in demand due to, among other factors, the introduction of competing products by our competitors, the entry of new competitors, or end-users’ dissatisfaction with the quality of these products could materially and adversely affect our financial condition and results of operations.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We rely on a combination of patent, copyright, trademark and trade secret laws and non-disclosure agreements and other methods to protect our intellectual property rights. The process of seeking patent protection can be lengthy and expensive, our patent applications may fail to result in patents being issued, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.

We also rely on trade secret rights to protect our business through non-disclosure provisions in employment agreements with employees. If our employees breach their non-disclosure obligations, we may not have adequate remedies in China, and our trade secrets may become known to our competitors.

Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use and develop our technology and know-how without infringing third party intellectual property rights. If we sell our branded products internationally, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our branded products in either China or other countries, including the United States and other countries in Asia. The validity and scope of claims relating to medical device technology patents involve complex scientific, legal and factual questions and analysis and, as a result, may be highly uncertain. In addition, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceedings to which we may become a party could cause us to:

•	pay damage awards;
•	seek licenses from third parties;
•	pay ongoing royalties;
•	redesign our branded products; or
•	be restricted by injunctions,

each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our branded products, which could have a material adverse effect on our financial condition and results of operations.

We are subject to product liability exposure and have limited insurance coverage. Any product liability claims or potential safety-related regulatory actions could damage our reputation and materially and adversely affect our business, financial condition and results of operations.

The medical devices we assemble and sell can expose us to potential product liability claims if the use of these products causes or is alleged to have caused personal injuries or other adverse effects. Any product liability claim or regulatory action could be costly and time-consuming to defend. If successful, product liability claims may require us to pay substantial damages. We do not maintain product liability insurance to cover potential product liability arising from the use of our branded products because product liability insurance available in China offers only limited coverage compared to coverage offered in many other countries. As we expand our sales internationally and increase our exposure to these risks in many countries, we may be unable to obtain sufficient product liability insurance coverage on commercially reasonable terms, or at all. A product liability claim or potential safety-related regulatory action, with or without merit, could result in significant negative publicity and could materially and adversely affect the marketability of our branded products and our reputation, as well as our business, financial condition and results of operations.

Moreover, a material design, manufacturing or quality failure or defect in our branded products, other safety issues or heightened regulatory scrutiny could each warrant a product recall by us and result in increased product liability claims. Also, if these products are deemed by the authorities in the countries where we sell our branded products to fail to conform to product quality and safety requirements, we could be subject to regulatory action. In China, violation of PRC product quality and safety requirements may subject us to confiscation of related earnings, penalties, an order to cease sales of the violating product or to cease operations pending rectification. Furthermore, if the violation is determined to be serious, our business license to assemble or sell violating and other products could be suspended or revoked.

We may undertake acquisitions, which may have a material adverse effect on our ability to manage our business, and may end up being unsuccessful.

Our growth strategy may involve the acquisition of new technologies, businesses, products or services or the creation of strategic alliances in areas in which we do not currently operate. We do not have any understanding, commitment or agreement in place with regard to any such acquisitions at this time. These acquisitions could require that our management develop expertise in new areas, manage new business relationships and attract new types of customers. Furthermore, acquisitions may require significant attention from our management, and the diversion of our management’s attention and resources could have a material adverse effect on our ability to manage our business. We may also experience difficulties integrating acquisitions into our business and operations. Future acquisitions may also expose us to potential risks, including risks associated with:

•	the integration of new operations, services and personnel;
•	unforeseen or hidden liabilities;
•	the diversion of resources from our existing businesses and technologies; our inability to generate sufficient revenue to offset the costs of acquisitions; and
•
potential loss of, or harm to, relationships with employees or customers, any of which could significantly disrupt our ability to manage our business and materially and adversely affect our business, financial condition and results of operations.

We expect to allocate a portion of the net proceeds from this offering to such acquisitions, but we have not yet located any potential targets, and we may be unable to do so. Further, even if we find a target we believe to be suitable, we may be unable to negotiate acquisition terms that are satisfactory to us. In the event we are unable to complete acquisitions, we have reserved the right to reallocate such funds to our working capital. If this happens, we would have broad discretion over the ultimate us of such funds, and we could use such funds in ways with which investors might disagree.

We may need additional capital in the future, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

In order for us to grow, remain competitive, develop new products, and expand our distribution network, we may require additional capital in the future. Our ability to obtain additional capital in the future is subject to a variety of uncertainties, including:

•	our future financial condition, results of operations and cash flows;
•	general market conditions for capital raising activities by medical device manufacturers and other related companies; and
•	economic, political and other conditions in China and elsewhere.

We may be unable to obtain additional capital in a timely manner or on acceptable terms or at all. Furthermore, the terms and amount of any additional capital raised through issuances of equity securities may result in significant shareholder dilution.

If we experience a significant number of warranty claims, our costs could substantially increase and our reputation and brand could suffer.

We typically sell our branded products with warranty terms covering 12 months after purchase. Our branded product warranty requires us to repair all mechanical malfunctions and, if necessary, replace defective components. We accrue liability for potential warranty claims at the time of sale. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, we may have to accrue a greater liability for potential warranty claims. Moreover, an increase in the frequency of warranty claims could substantially increase our costs and harm our reputation and brand. Our business, financial condition, results of operations and prospects may suffer materially if we experience a significant increase in warranty claims on our branded products.

Foreign Operational Risks

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources.

While the PRC economy has grown more rapidly in the past 30 years than the world economy as a whole, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

Our failure to obtain the prior approval of the China Securities Regulatory Commission of the listing and trading of our common shares on the NASDAQ Capital Market could have a material adverse effect on our business, operating results, reputation and trading price of our common shares, and may also create uncertainties for this offering.

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission (“CSRC”), promulgated a regulation that became effective on September 8, 2006. This regulation, among other things, has some provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.

We did not seek CSRC approval in connection with our initial public offering or this offering. However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

Although we completed our restructuring before September 8, 2006, the effective date of the new regulation, if the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for our initial public offering or this offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from our initial public offering into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common shares. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the common shares offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur.

Also, if later the CSRC requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common shares.

We may be subject to foreign exchange controls in the PRC.

Our PRC subsidiary and affiliates are subject to PRC rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the RMB into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to SAFE for “Foreign Exchange Registration Certificate for FIEs.” BDL is a FIE. With such registration certifications (which need to be renewed annually), FIEs are allowed to open foreign currency accounts including the “recurrent account” and the “capital account.” Currently, conversion within the scope of the “recurrent account” can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

If the investing public’s perception of smaller companies from China worsens, our share price may decrease and we may have difficulty accessing U.S. capital markets.

In recent months, a number of smaller companies from China have had the trading of their securities in the United States halted, delisted or otherwise affected for a variety of reasons. As a result, investors may be concerned about purchasing the securities of any smaller Chinese company. To the extent the investing community is reluctant to purchase such securities or discounts the value of the securities of companies that operate primarily or exclusively in China, our share price may also be adversely affected, regardless of whether there are specific concerns about our company. This could not only harm our share price but could also make it more difficult for us to conduct any future offering of our securities at a price that is acceptable to our company or at all.

We do not have business interruption, litigation or natural disaster insurance.

The insurance industry in China is still at an early state of development. In particular PRC insurance companies offer limited business products. As a result, we do not have any business liability or disruption insurance coverage for our operations in China. Any business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

The Chinese enterprise income tax law will affect tax exemptions on the dividends we receive and increase the enterprise income tax rate applicable to us.

We are a holding company incorporated under the laws of the British Virgin Islands. We conduct substantially all of our business through our wholly owned Chinese subsidiaries and we derive all of our income from these subsidiaries. Prior to January 1, 2008, dividends derived by foreign legal persons from business operations in China were not subject to the Chinese enterprise income tax.

On March 16, 2007, the National People’s Congress of the PRC passed the PRC Enterprise Income Tax Law (the “EIT Law”), which took effect on January 1, 2008. Such tax exemptions ceased with the effectiveness of the EIT Law.

Under the EIT Law, if we are deemed to be a non-resident enterprise for Chinese tax purposes, a withholding tax at the rate of 10% would be applicable to any dividends paid by our Chinese subsidiaries to us. However, if we are deemed to have a “de facto management organization” in China, we would be classified as a resident enterprise for Chinese tax purposes and thus would be subject to an enterprise income tax rate of 25% on all of our income, including interest income on the proceeds from this offering on a worldwide basis. At present, the Chinese tax authority has not issued any guidance on the application of the EIT Law and its implementing rules on non-Chinese enterprises or group enterprise controlled entities whose structures are like ours. As a result, it is unclear what factors will be used by the Chinese tax authorities to determine whether we are a “de facto management organization” in China. However, as substantially all members of our management team are located in China, we may be deemed to be a resident enterprise and therefore subject to an enterprise income tax rate of 25% on our worldwide income, with the possible exclusion of dividends received directly from another Chinese tax resident. As a result of such changes, our historical operating results will not be indicative of our operating results for future periods and the value of our shares may be adversely affected.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take a number of months.

BDL is reported to PRC authorities as a special purpose vehicle for financing. The proceeds of this offering must be sent back to the PRC, and the process for sending such proceeds back to the PRC may take up to six months after the closing of this offering. We may be unable to use these proceeds to grow our business until we receive such proceeds in the PRC. In order to remit the offering proceeds to China, we will take the following actions:

•
First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company.

•	Second, we will remit the offering proceeds into this special foreign exchange account.
•
Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary significantly. Ordinarily the process takes several months but is required to be accomplished within six months of application by law.

We rely on dividends paid by BDL and proceeds from our initial public offering for our cash needs.

We rely primarily on dividends paid by BDL and the proceeds of our initial public offering for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. To  the extent we must rely on dividends from BDL, the payment of dividends by entities organized in China is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Dividend policy is subject to the discretion of our Board of Directors and will depend on, among other things, our future earnings, financial condition, capital requirements and other factors. Under British Virgin Islands law, we may only pay dividends from surplus (the excess, if any, at the time of the determination of the total assets of our company over the sum of our liabilities, as shown in our books of account, plus our capital), and we must be solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business; and the realizable value of assets of our company will not be less than the sum of our total liabilities, other than deferred taxes as shown on our books of account, and our capital. If we determine to pay dividends on any of our common shares in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiary, BDL.

Pursuant to the PRC enterprise income tax law effective on January 1, 2008, dividends payable by a foreign investment entity to its foreign investors are subject to a withholding tax of up to 20%. At present, the Chinese tax authority has not issued any guidance on the application of the EIT Law and its implementing rules on non-Chinese enterprises or group enterprise controlled entities whose structures are like ours. In practice, the tax authorities typically impose the withholding tax rate of 10% rate, as prescribed in the implementation regulations; however, there can be no guarantee that this practice will continue as more guidance is provided by relevant government authorities. As a result, we are unable to predict whether payments from BDL to Dehaier will be subject to withholding tax because it is unclear whether Dehaier will be deemed to be a resident enterprise for Chinese tax purposes. If so, Dehaier will be subject to an enterprise income tax rate of 25% on all of its income, including interest income on the proceeds from this offering on a worldwide basis. However, if Dehaier is deemed to be a non-resident enterprise, then it will be subject to a withholding tax at the rate of 10% on any dividends paid by its Chinese subsidiaries to Dehaier.

The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. BDL may also be required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

BDL may also be required to allocate a portion of its after-tax profits, as determined by its board of directors, to the general reserve, the staff welfare and bonus funds, and the enterprise expansion reserve, which may not be distributed to equity owners.

Pursuant to the Law of Chinese-Foreign Equity Joint Ventures, Chinese-foreign equity joint ventures are required to allocate a portion of their after-tax profits in accordance with their Articles of Association, to the general reserve, the staff welfare and bonus funds, and the enterprise expansion reserve. According to the Articles of Association of BDL, the amount of each reserve is determined by BDL’s board of directors. The general reserve is used to offset future extraordinary losses. The subsidiaries may, upon a resolution passed by the shareholders, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of the subsidiaries. The enterprise expansion reserve is used for the expansion of the subsidiaries’ operations and can be converted to capital subject to approval by the relevant authorities. These reserves represent appropriations of retained earnings determined according to PRC law.

As of the date of this prospectus, the amounts of these reserves have not yet been determined, and we have not committed to establishing such amounts at this time. Under current PRC laws, BDL is required to set aside reserve amounts, but has not yet done so. BDL has not done so because PRC authorities grant companies flexibility in making a determination. Chinese law requires such a determination to be made in accordance with the companies’ organizational documents and BDL’s organizational documents do not require the determination to be made within a particular timeframe. Although we have not yet been required by PRC authorities to make such determinations or set aside such reserves, PRC authorities may require BDL to rectify its noncompliance and we may be fined if we fail to do so after warning within the time period set in the warning.

PRC law requires allocation to the general reserve before distribution of the after-tax profits of foreign invested companies, which could prevent us from receiving the dividends from BDL.

PRC law requires that the after-tax profits of foreign invested companies be distributed after a portion of after-tax profits is allocated to the reserve; therefore if for any reason, the dividends from BDL cannot be repatriated to us or not in time, then it may detrimentally affect our cash flow and even cause us to become insolvent.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive the majority of our revenues in Renminbi. Under our current corporate structure, our income is derived from payments from BDL. Shortages in the availability of foreign currency may restrict the ability of BDL to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at is discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuation of the Renminbi could materially affect our financial condition and results of operations.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of the Renminbi against the U.S. dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. Any significant revaluation of Renminbi may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our common shares in U.S. dollars. For example, an appreciation of Renminbi against the U.S. dollar would make any new Renminbi denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into Renminbi for such purposes.

If PRC law were to phase out the preferential tax benefits currently being extended to certified high technology companies or if we were to fail to be certified to receive such a benefit, we would have to pay more taxes, which could have a material and adverse effect on our financial condition and results of operations.

Under PRC laws and regulations, a company may enjoy preferential tax benefits if it is certified as a high technology enterprise. As a certified high technology enterprise, we are subject to an enterprise income tax rate of 15% tax rate so long as we continue to be so certified. If the PRC law were to phase out preferential tax benefits currently granted to certified high technology enterprises or if we were to fail to be certified to receive such a benefit, we would be subject to the standard statutory tax rate, which currently is 25%.

If relations between the United States and China worsen, our share price may decrease and we may have difficulty accessing U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China could adversely affect the market price of our common shares and our ability to access U.S. capital markets.

The PRC legal system embodies uncertainties that could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiary, BDL, is a foreign-invested enterprise and is subject to laws and regulations applicable to foreign investment in China as well as laws and regulations applicable to foreign-invested enterprises. These laws and regulations change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protections that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may also impede our ability to enforce the contracts we have entered into. As a result, these uncertainties could materially and adversely affect our business and operations.

Recent PRC regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activity, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

In October 2005, SAFE promulgated regulations that require PRC residents and PRC corporate entities to register with and obtain approvals from relevant PRC government authorities in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents in connection with our prior and any future offshore acquisitions.

The October 2005 SAFE regulation required registration by March 31, 2006 of direct or indirect investments previously made by PRC residents in offshore companies prior to the implementation of the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies on November 1, 2005. If a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

We previously notified and urged our shareholders, and the shareholders of the offshore entities in our corporate group, who are PRC residents to make the necessary applications and filings, as required under this regulation. However, as these regulations are relatively new and there is uncertainty concerning their reconciliation with other approval requirements, it is unclear how they, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. While we believe that these shareholders submitted applications with local SAFE offices, some of our shareholders may not comply with our request to make or obtain any applicable registrations or approvals required by the regulation or other related legislation. The failure or inability of our PRC resident shareholders to obtain any required approvals or make any required registrations may subject us to fines and legal sanctions, prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

Because our operations are located in China, information about our operations are not readily available from independent third-party sources.

Because the BDL is based in China, our shareholders may have greater difficulty in obtaining information about it on a timely basis than would shareholders of a U.S.-based company. BDL’s operations will continue to be conducted in China and shareholders may have difficulty in obtaining information about it from sources other than BDL itself. Information available from newspapers, trade journals, or local, regional or national regulatory agencies such as issuance of construction permits and contract awards for development projects will not be readily available to shareholders and, where available, will likely be available only in Chinese. Shareholders will be dependent upon management for reports of their progress, development, activities and expenditure of proceeds.

Risks Associated with this Offering

The market price for our common shares may be volatile, which could result in substantial losses to investors.

The market price for our common shares is likely to be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results;
•	changes in the Chinese economy;
•	announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel; or
•	potential litigation.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. As a result, to the extent shareholders sell our shares in negative market fluctuation, they may not receive a price per share that is based solely upon our business performance. We cannot guarantee that shareholders will not lose some of their entire investment in our common shares.

Our classified board structure may prevent a change in our control.

Our board of directors is divided into three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the shareholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our shareholders.

As the rights of shareholders under British Virgin Islands law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs will be governed by our third amended and restated memorandum and articles of association, the British Virgin Islands Business Companies Act, 2004 (the “BVI Act”), and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and by the BVI Act. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.As a result of all of the above, holders of our shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company.

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the British Virgin Islands provide little protection for minority shareholders, so minority shareholders will have little or no recourse if the shareholders are dissatisfied with the conduct of our affairs.

Under the law of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of the corporation.

Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

Special Note Regarding Forward-Looking Statements

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Any statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions are considered forward-looking statements. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

Use of Proceeds

Except as otherwise provided in a prospectus supplement, we expect to use the net proceeds from the sale of securities offered pursuant to this prospectus for general corporate purposes, including for our research and development needs for current and future products, launch and promotion of oxygen therapy service centers, expansion of international marketing efforts, and possible acquisitions of complementary assets or businesses. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

Description of Share Capital

We were incorporated as an international business company under the International Business Companies Act, 1984, in the British Virgin Islands on July 22, 2003 under the name “De-Haier Medical Systems Limited.” We changed our name to “Dehaier Medical Systems Limited” on June 3, 2005. As of the date of this prospectus, we have authorized 18,307,038 common shares, of $0.002731 par value, of which 4,560,000 are issued and outstanding. Currently exercisable warrants to purchase 157,500 common shares are outstanding. We have implemented a share incentive plan that allows us to issue an aggregate of 450,000 common shares or options or other securities exercisable for common shares. As of the date of this prospectus, no shares or options under the share incentive plan have been issued or granted.

Common Shares
Each common share entitles the holder to one vote on all matters submitted to a vote of our shareholders.The holders of our common shares are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common shares are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

All of our issued and outstanding common shares are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional common shares are issued, the relative interests of existing shareholders will be diluted.

Preferred Shares
Although we previously issued Series A convertible preferred shares (“Series A Shares”) and Series B convertible preferred shares (“Series B Shares”, and together with the Series A Shares, the “Preferred Shares”), we do not currently have any Preferred Shares authorized, issued or outstanding. In 2003, we issued 120,000 Series A Shares. In 2007, we issued 182,635 Series B Shares. When they were issued and outstanding, the Preferred Shares had priority over our common shares. Certain rights, preferences and privileges of the Preferred Shares are listed below:

•	The holders of Preferred Shares were entitled to receive noncumulative dividends, when and if declared by the board of directors. Dividends were not mandatory and did not accrue.
•	Series A Shares and Series B Shares had liquidation preferences of $10.00 and $10.95074 per share, respectively.
•	The holders of Preferred Shares were entitled to one vote for each common share into which the Preferred Shares could be converted.
•	Preferred Shares were non-redeemable.

On October 31, 2009, the Preferred Shares were converted into common shares on a 1-to-1 basis. In addition, all Preferred Shares in authorized capital on October 31, 2009, were re-designated as common shares.

Warrants
On April 21, 2010, we issued to Anderson &Strudwick Incorporated (“A&S”) 150,000 warrants, as a portion of the placement commission for our initial public offering. On the same day, we granted a total of 7,500 warrants to Hawk Associates Inc. (“Hawk”), our investor relations consultancy. All the warrants issued to A&S have the right to purchase one common share for an exercise price of $10.00 per share with a term of 5 years from the date of grant. All the warrants granted to Hawk have the right to purchase one common share for an exercise price of $9.60 per share with a term of 5 years from the date of grant.

Description of Debt Securities

As used in this prospectus, debt securities means any evidences of indebtedness we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Dehaier Medical Systems Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the ability to issue additional debt securities of the same series;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities on which principal will be payable;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more
•	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•
our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•
the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•
any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common shares or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depository for global or certificated debt securities;
•	any special tax implications of the debt securities;
•
any British Virgin Islands tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;
•
to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•
if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•
the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

•
if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

•
the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;
•
all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

•
all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

•
any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;
•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,
•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
•	any obligations with respect to any capital stock;
•
any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Dehaier Medical Systems Limited whether voluntary or involuntary or in bankruptcy,
•	insolvency or receivership;
•	any general assignment by us for the benefit of creditors; or
•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;
•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
•	certain events of bankruptcy, insolvency or reorganization of the Dehaier Medical Systems Limited; or
•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

 The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•
reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
•
waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;
•
make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
•
except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
•	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•
we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•
we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers andexchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of common shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our Articles of Association.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase debt securities, common shares or any combination thereof. We may issue warrants independently or together with common shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased, if not United States dollars;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common shares, the number of common shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

Description of Share Purchase Contracts and Share Purchase Units

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and
•	any other information we think is important about the share purchase contracts or the share purchase units.

Description of Rights

We may issue rights to purchase common shares or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of common shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of common shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	varying prices determined at the time of sale related to such prevailing market prices; or
•	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our common shares are listed on the NASDAQ Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for each of the five (5) most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities registered and certain legal matters as to British Virgin Islands law in connection with this offering will be passed upon for us by Kaufman & Canoles, P.C., British Virgin Islands counsel to our Company.

Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended December 31, 2010 and 2009 has been audited by Friedman LLP, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Enforceability of Civil Liabilities Under United States Federal Securities Laws and Other Matters

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Kaufman & Canoles, our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, is unlikely to be enforceable in the British Virgin Islands. We have also been advised by Kaufman & Canoles that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands under the common law doctrine of obligation.

Where You Can Find More Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits that are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 7, 2011;
•
our Quarterly Reports on Form 10-Q for (i) the quarter ended March 31, 2011, filed on May 3, 2011; (ii) the quarter ended June 30, 2011, filed on August 11, 2011 and (iii) the quarter ended September 30, 2011, filed on November 11, 2011;

•	our Current Reports on Form 8-K filed with the SEC on July 15, 2011, August 31, 2011 and September 30, 2011; and
•
the description of the common shares, $0.002731 par value per share, contained in the Registrant’s registration statement on Form S-1 filed with the Commission on November 12, 2009 (File Number 333-163041) and declared effective by the Commission on March 26, 2010, and any amendment or report filed with the Commission for purposes of updating such description.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed (i) after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement or (ii) after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings by accessing them pursuant to the directions described above in the section titled “Where You Can Find More Information.” You may also obtain a copy of these filings, without charge, by writing or calling us at:

Dehaier Medical Systems Limited
Room 908, East Plaza
No. 15 West 4th Ring North Road
Haidian District, Beijing, 100195
People’s Republic of China
+86 (10) 5166-0080
Attention: Investor Relations

$25,000,000

DEHAIER MEDICAL SYSTEMS LIMITED

Common shares

Share Purchase Contracts

Share Purchase Units

Debt Securities

Warrants

Rights

Units

PROSPECTUS

____________, 2011

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses in connection with the shelf registration, issuance and distribution of $25,000,000 of securities registered under this registration statement, other than any underwriting discounts and commissions, all of which shall be borne by Dehaier Medical Systems Limited All of such fees and expenses, except for the SEC registration fee, are estimated. The actual amounts of such fees and expenses will be determined from time to time.

Amount
SEC Registration Fee	$2,865
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Transfer Agent Fees and Expenses	*
Printing Expenses	*
Trustees Fees and Expenses	*
Blue Sky Fees	*
Miscellaneous Fees and Expenses	*
Total	*

*
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under the memorandum and articles of association of the Registrant, the Registrant may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the Registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Part II - 1

Item 16. Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

Part II - 2

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Part II - 3

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Part II - 4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 1, 2011.

DEHAIER MEDICAL SYSTEMS LIMITED

By:	/s/ Ping Chen
Name:	Ping Chen
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Yanying (Aileen) Qi
Name:	Yanying (Aileen) Qi
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

Signature - 1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ping Chen, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement on Form S-3.

SIGNATURE	TITLE	DATE

/s/ Ping Chen	Chief Executive Officer and Director	December 1, 2011
Ping Chen	(Principal Executive Officer)

/s/ Yanying (Aileen) Qi	Chief Financial Officer	December 1, 2011
Yanying (Aileen) Qi	(Principal Accounting and Financial Officer)

/s/ Phil Fan	Director	December 1, 2011
Phil Fan	(Authorized Representative in the United States)

/s/ Peter Zhuo	Director	December 1, 2011
Peter Zhuo

/s/ Genhui Chen	Director	December 1, 2011
Genhui Chen

/s/ Weibing Yang	Director	December 1, 2011
Weibing Yang

Signature - 2

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.
3(i).1	Third Amended and Restated Articles of Association (Incorporated by reference to the registrant’s registration statement on Form S-1, File no. 333-163041, filed on November 12, 2009, as amended)
3(ii).1
Third Amended and Restated Memorandum of Association of the Registrant (Incorporated by reference to the registrant’s registration statement on Form S-1, File no. 333-163041, filed on November 12, 2009, as amended)

4.1	Specimen Share Certificate (Incorporated by reference to the registrant’s registration statement on Form S-1, File no. 333-163041, filed on November 12, 2009, as amended)
4.2*	Form of Senior Debt Indenture
4.3*	Form of Subordinated Debt Indenture
4.4*	Form of Senior Note
4.5*	Form of Subordinated Note
4.6*	Form of Common Share Warrant Agreement and Warrant Certificate
4.7*	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.8*	Form of Unit Agreement
5.1**	Opinion of Kaufman & Canoles, P.C., British Virgin Islands and Virginia Counsel
8.1*	Opinion of British Virgin Islands Tax Counsel
8.2*	Opinion of U.S. Tax Counsel
23.1**	Consent of Friedman LLP
23.2**	Consents of Kaufman & Canoles, P.C., British Virgin Islands and U.S. Counsel (contained in Exhibit 5.1 and Exhibit 5.2)
23.3*	Consent of Kaufman & Canoles, P.C., U.S. Counsel (contained in Exhibit 5.2)
24.1**	Power of Attorney (contained on signature page)
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of a trustee acceptable to the registrant, as trustee under any new indenture.

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.
**	Filed herewith.

Exhibit - 1